U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2017

ILLUMITRY CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	333-202841	42-1771342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

P.O. Box 2551

Carlsbad, CA 92018

 (Address of principal executive offices)

(702) 751-2912

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

On August 24, 2017, the Board of Directors of Illumitry Corp., a Nevada corporation (“we” or “us”), received notification of the resignation of Michael Gillespie & Associates, PLLC (“Gillespie”) as our independent accountant.  Gillespie audited our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015, and reviewed our financial statements for the related interim periods and for the interim periods up to the date of this report.

In connection with the audits of our financial statements as of and for the fiscal years ended December 31, 2016 and 2015, there were no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Gillespie, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended December 31, 2016 and 2015, or during any subsequent interim period.

The audit reports of Gillespie on our consolidated financial statements as of and for the years ended December 31, 2016 and 2015, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of the audit report for the years ended December 31, 2016 and 2015, contained an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern.

We have requested that Gillespie furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

16.1	Letter from Michael Gillespie & Associates, PLLC dated August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMITRY CORP.
(Registrant)

Dated: August 29, 2017	By:	/s/ Collin McMullen
Collin McMullen Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director